Exhibit 23.1

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 12, 2008, relating to the financial statements and financial statement schedule of MDU Resources Group, Inc. and subsidiaries, and the effectiveness of MDU Resources Group, Inc.'s internal control over financial reporting (which report relating to the financial statements and financial statement schedule expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of Financial Accounting Standards Board Statement No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, effective as of December 31, 2006), appearing in the Annual Report on Form 10-K of MDU Resources Group, Inc. for the year ended December 31, 2007, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
November 20, 2008